Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(c) and Rule 24b-2

SECOND AMENDMENT TO AMENDED AND RESTATED EXCLUSIVE FXR LICENSE AGREEMENT

This Second Amendment to Amended and Restated Exclusive FXR License Agreement (this “Amendment”) is made and effective July 25, 2018 (the “Amendment Effective Date”) by and between The Salk Institute for Biological Studies (“Salk”) and Metacrine, Inc. (“Licensee”), and amends the Amended and Restated Exclusive FXR License Agreement between the Parties effective November 10, 2016 (the “License”). Salk and Licensee shall be individually referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms used herein and not otherwise defined shall have the meaning assigned in the License.

WHEREAS, Salk granted Licensee certain rights under Salk’s Licensed Patent Rights and Technical Information, which pertain to the farnesoid X receptor (FXR) including agonists to the FXR receptor and uses thereof, to promote the development of Licensed Products embodying those rights in the public interest;

WHEREAS, under the License, Licensee has engaged in a program of developing Licensed Products comprising FXR agonists for diagnosis, prevention and/or treatment of disease in humans utilizing the Licensed Patent Rights and Technical Information, and as a result of such development program Licensee has discovered and/or developed certain other product candidates that the Parties agree are Licensed Other Products, which agreement they wish to memorialize hereby;

WHEREAS, the License gives the Licensee the right to surrender the Licensed Patent Rights at its election, and effective as of February 28, 2018, the Licensee provided Salk with written notice of its election to surrender all the Licensed Patent Rights (the “Surrender Notice”); and

WHEREAS, the Parties desire to amend certain terms and conditions of the License as set forth herein.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is agreed by the Parties, the Parties hereby agree as follows:

1.	SURRENDER OF LICENSED PATENT RIGHTS

Salk hereby confirms receipt of the Surrender Notice, effective as of February 28, 2018, in accordance with Section 8.2(c) of the License. Notwithstanding the […***…] period set forth in Section 8.2(c), the Parties hereby agree that, effective as of the Amendment Effective Date, all the surrendered Licensed Patent Rights shall be excluded from the definition of Licensed Patents Rights, Exhibit A and from the rights granted under the License, and all rights, titles and interests relating to the surrendered Licensed Patent Rights shall revert to Salk and may be freely licensed or otherwise exploited by Salk without further obligation to Licensee and Licensee shall have no further liability under the License related to or arising from the surrendered Licensed Patents Rights, except that the Licensee shall remain obligated to the terms and conditions of the License regarding the surrendered Licensed Patent Rights for obligations accruing prior to the Amendment Effective Date, provided that, and notwithstanding the […***…] period set forth in Section 8.2(c) or anything to the contrary in the License, Licensee shall not be liable for any Patent Costs, including, without limitation, Post-Term Patent Costs, incurred by Salk after March 16, 2018. The Parties agree that Exhibit A attached to the License shall be replaced in its entirety with Exhibit A attached hereto.

2.	LICENSED OTHER PRODUCTS

Effective as of the Amendment Effective Date, the Parties agree that Metacrine Patent Products are Licensed Other Products and the following Sections of the License are replaced, added or amended, as set forth below. Metacrine represents and warrants that all of the patents and/or patent applications owned or controlled by Metacrine as of the Amendment Effective Date that cover FXR agonists for diagnosis, prevention and/or treatment of disease in humans are listed in Exhibit G.

(a)	In Section 1.18, the following sentence is hereby added to the end:

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Licensed Other Products include, without limitation, the Metacrine Patent Products.

(b)	Exhibit G is hereby attached to this Amendment and incorporated in this Amendment and into the License by reference.

(c)	The following are hereby added as new Sections 1.39 and 1.40:

1.39	“Metacrine Patent Products” shall mean any product or part thereof or service which is:
(a)

The manufacture, use, sale, offer for sale or import of which product or part thereof or service is covered in whole or in part by any Valid Claim contained in the Metacrine Patent Rights in the country in which any such product or part thereof is made, used or sold or in which any such service is used or sold; or

(b)

Manufactured by using a process or is employed to practice a process which is covered in whole or in part by any Valid Claim included in the Metacrine Patent Rights in the country in which any such process is used or in which such product or part thereof or service is used or sold.

1.40	“Metacrine Patent Rights” shall mean:
(a)

All United States and foreign patents and/or patent applications covering subject matter conceived in whole or in part using, incorporating or derived from Technical Information and those patents and/or patent applications listed in Exhibit G;

(b)

Any applications that claim the benefit of priority of those patents and/or patent applications listed in Exhibit G hereof, including (i) continuations, divisionals, substitutions, reexaminations, reissues, requests for continued examination or renewals, or (ii) continuations-in-part but only the claims thereof that are directed to the subject matter specifically described in any of those patents and/or patent applications listed in Exhibit G (collectively “Metacrine Continuing Applications”); and

(c)	United States and foreign patents issued from the patent applications listed in Exhibit G and from Metacrine Continuing Applications; and
(d)	All reissues and reexaminations, and any extensions of or supplementary protection certificates referencing any of the foregoing.

(d)	In Sections 1.38 and 7.1, all references to “Licensed Patent Rights” are hereby changed to “Licensed Patent Rights or Metacrine Patent Rights.”

3.	LICENSE CONSIDERATION

Effective as of the Amendment Effective Date, the following Sections of the License are replaced, added or amended, as set forth below:

(a)	Section 4.2 is hereby replaced in its entirety with the following:

4.2 Maintenance Fee. Licensee will pay to Salk a non-refundable and non-creditable fee of […***…] on or before […***…].

The Parties acknowledge that the maintenance fee set forth in Section 4.2, as amended hereunder, has been paid as of Amendment Effective Date.

(b)	In Section 4.3(c), the last sentence is hereby replaced in its entirety with the following:

For example, if a Sublicensee pays Licensee a milestone payment of […***…] Dollars for the milestone in 4.3(a)(ii). Licensee will owe Salk […***…] Dollars for the achievement of the milestone plus an additional […***…] Dollars in Sublicense Revenue, which is equal to […***…] of the remaining […***…] Dollars paid by Sublicensee to Licensee.

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(c)	The following is hereby added as new Section 4.3(e):

(e)    Unless Licensee shall have undergone a Change of Control, including by an initial public offering, Licensee may defer payment of certain milestone payments due under Sections 4.3(a) and (b) as follows:

(i) Milestone payments due under Sections 4.3(a)(i) and 4.3(a)(ii), in the case of the […***…] Licensed Product, and Sections 4.3(b)(i) and 4.3(b)(ii), in the case of the […***…] Licensed Products, may be deferred until the achievement of the milestone event for that Licensed Product set forth in Section 4.3(a)(iii) and Section 4.3(b)(iii), respectively; and

(ii) Milestone payments due under Section 4.3(a)(iii), in the case of the […***…] Licensed Product, and Section 4.3(b)(iii), in the case of the […***…] Licensed Products, may be deferred until the achievement of the milestone event for that Licensed Product set forth in Section 4.3(a)(iv) and Section 4.3(b)(iv), respectively;

(iii) Provided, however, that any deferred milestone payments shall be paid in full within […***…] after execution of a Change of Control, whether by an initial public offering or otherwise.

(d)	Section 4.4 is hereby replaced in its entirety with the following:

4.4 Royalty	Payments.

(a)    Licensee shall pay to Salk, during the Term of this Agreement and in accordance with Section 9.2, on a country-by-country and Licensed Product-by-Licensed Product basis a royalty on Net Sales (“Royalties”), whether achieved by Licensee, or any of its Affiliates or any Sublicensee, of […***…] on Net Sales of Licensed Products.

(b)    If Licensee, in its reasonable judgment, elects to enter into a license or similar agreement with one or more third parties, and pay royalties in order to avoid infringement of third party patent rights in one or more countries by the manufacture, use or sale of a Licensed Product, and Licensee actually pays royalties to those third parties, then Licensee shall have the right to credit […***…] of such third party royalty payments against the earned Royalties owing to Salk under this Section 4.4 with respect to sales of Licensed Product in such country; provided that in no event shall the effective Royalty rate on Net Sales for Licensed Products payable to Salk in any quarterly period be less than […***…] as a result of this Section 4.4(c).

(c)    Upon expiration of the Royalty Term for a Licensed Product in a given country, the license granted to Licensee under the Licensed Technology with respect to such Licensed Product in such country shall become a perpetual, fully paid license in such country, and Net Sales shall thereafter exclude sales of such Licensed Product in such country, unless sooner terminated as provided in this Agreement.

(e)	Section 4.5 is hereby replaced in its entirety with the following:

4.5 Sublicensing Revenue. Licensee shall pay to Salk, in accordance with Section 9.2, […***…] of all Sublicensing Revenue received by Licensee during the Term of this Agreement; provided, however, that Sublicensing Revenue that is in the form of milestone payments shall be subject to the provisions of Section 4.3, as applicable.

(f)	In Section 4.7, the reference “[…***…]” is hereby replaced with “[…***…].”

(g)	Section 10.1 is hereby replaced in its entirety with the following:

10.1 Term and Royalty Term. This Agreement shall become effective on the Effective Date and shall expire on the date of expiration of the last to expire Royalty Term (the “Term”). For the purposes of Section 4.4(c), with respect to a particular Licensed Product in a given country, the “Royalty Term” shall commence on the date of

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the first Commercial Sale of such Licensed Product in such country and end on the earliest to occur of: (i) the expiration of the last to expire government exclusivity (other than patent exclusivity) for the Licensed Product in such country, or (ii) ten (10) years from the date of first Commercial Sale of such Licensed Product in such country. The Parties have specifically negotiated this Royalty Term taking into account, among other factors, the benefit that Licensee has derived from the use of the Licensed Technology and the fully-paid up license thereto after the end of the Royalty Term.

(h)	Section 10.2(a) is hereby replaced in its entirety with the following:

(a)    Termination by Licensee. Licensee shall have the right to terminate this Agreement prior to the expiration of the Term upon 90 days’ prior written notice to Salk only in the event Licensee, its Affiliates and Sublicensees have ceased all development and commercialization of Licensed Products and all Commercial Sales and all Sublicenses have been terminated. If the foregoing is held to be unenforceable for any reason by a court having proper jurisdiction, then the Parties hereby agree that the obligations regarding the Licensed Products shall continue to apply and be performed as if this Agreement were in effect, including those obligations in Sections 4, 7, 9 and 10, until the defined term Licensed Products no longer is satisfied. Salk’s rights in connection with enforcing these obligations shall likewise survive.

4.	OTHER

Effective as of the Amendment Effective Date, the following Sections of the License are replaced, added or amended, as set forth below:

(a)	Section 1.37 is hereby amended and replaced in its entirety as follows:

1.37 “Territory” shall mean worldwide.

(b)	Sections 3.1, 3.2, 3.3(b), 3.4 and Article 8 are each hereby replaced in its entirety with the following:

Intentionally omitted.

(c)	In Article 14, misnumbered Sections 4.2-4.13 are hereby re-numbered as Sections 14.2-14.13.

5.	MISCELLANEOUS

(a)

The License remains in full force and effect in accordance with its terms as amended by this Amendment. Upon the effectiveness of this Amendment, each reference in the License to this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the License, as amended hereby.

(b)	Sections 12, 13, 14.2, 14.3, 14.10, 14.11 and 14.14 are hereby incorporated herein by reference.

(c)

This Amendment is the entire agreement and understanding between the Parties with respect to the subject matter hereof and merges all prior discussions, representations and negotiations with respect to the subject matter of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this valid and binding agreement as of the Amendment Effective Date.

The Salk Institute for Biological Studies	Metacrine, Inc.

By: /s/ Ha Nguyen	By: /s/ Ken Song

Name: Ha Nguyen	Name: Ken Song

Title: Senior Director, OTD	Title: President and CEO

Date: Aug 1, 2018	Date: _July 25, 2018

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Exhibit A

Licensed Patent Rights

None

Exhibit G

Metacrine Patent Rights

[…***…]

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